Exhibit 23.6

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the use in this Registration Statement of North American Financial Holdings, Inc. on Form S-4 of our report dated March 15, 2011, relating to the consolidated financial statements of Capital Bank Corporation and Subsidiaries as of December 31, 2010, and for the year then ended, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Prospectus.

/s/ Elliott Davis, PLLC

Charlotte, North Carolina

September 12, 2011